                                    EXHIBIT I

                       SCHEDULE 13G JOINT FILING AGREEMENT

The undersigned and each other person executing this joint filing agreement (this "Agreement") agree as follows:

(i) The undersigned and each other person executing this Agreement are individually eligible to use the Schedule 13G to which this Exhibit is attached and such Schedule 13G is filed on behalf of the undersigned and each other person executing this Agreement; and

(ii) The undersigned and each other person executing this Agreement are responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of the undersigned or any other person executing this Agreement is responsible for the completeness or accuracy of the information statement concerning any other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

                                   * * * * * *


Date: February 13, 2002


Alkin Co.                                   J2R Corporation


By:      /s/ William L. Orscheln            By:      /s/ S.A. Johnson
         -----------------------                     -----------------------
Its:     President                          Its:     President
         -----------------------                     -----------------------

         /s/ William L. Orscheln                     /s/ S.A. Johnson
         -----------------------                     -----------------------
         William L. Orscheln                         S.A. Johnson


         /s/ John C. Jorgensen                       /s/ Mary L. Johnson
         -----------------------                     -----------------------
         John C. Jorgensen                           Mary L. Johnson


Orscheln Industries Foundation, Inc.                 /s/ Scott D. Rued
                                                     -----------------
                                                     Scott D. Rued
By:      /s/ William L. Orscheln
         -----------------------
Its:     Treasurer

         /s/ David R. Bovee
         -----------------------
         David R. Bovee


         /s/ David P. Klosterman
         -----------------------
         David P. Klosterman


         /s/ Milton D. Kniss
         -----------------------
         Milton D. Kniss


         /s/ Carl W. Kucsera
         -----------------------
         Carl W. Kucsera


         /s/ Karl F. Storrie
         -----------------------
         Karl F. Storrie

                                   SCHEDULE A


          Shares of Common Stock Owned By the Management Stockholders


                                   CLASS B SHARES   CLASS A SHARES        TOTAL
                                   --------------   --------------        -----
David R. Bovee                           26,308         75,545(1)        101,853
David P. Klosterman                      31,250            750            32,000
Milton D. Kniss                           8,961         83,644(2)         92,605
Carl W. Kucsera                          41,308             56            41,364
Karl F. Storrie                          90,531        263,927(3)        354,458

(1) Consists of 67,500 vested options to purchase Class A shares and 8,045 vested restricted stock units under the Company's Deferred Income Leadership Stock Purchase Plan.

(2) Consists of 75,625 vested options to purchase Class A shares, 50 shares owned directly and 7,969 vested restricted stock units under the Company's Deferred Income Leadership Stock Purchase Plan.

(3) Consists of 4,400 shares owned directly, 247,500 vested options to purchase Class A shares and 12,027 vested restricted stock units under the Company's Deferred Income Leadership Stock Purchase Plan.